SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549
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                         FORM 8-K
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                      CURRENT REPORT
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           PURSUANT TO SECTION 13 OR 15(D) OF
           THE SECURITIES EXCHANGE ACT OF 1934
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   Date of Report (Date of earliest event reported):
                     August 25, 2000
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                    THE AUXER GROUP, INC.
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    (Exact Name of Registrant as Specified in Its Charter)
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                        Delaware
       (State or Other Jurisdiction of Incorporation)
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                                      22-3537927
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(Commission File Number)   (IRS Employer Identification No.)
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12 Andrews Drive, West Paterson, New Jersey         07424
(Address of Principal Executive Offices)          (Zip Code)
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                      (973) 890-4925
    (Registrant's Telephone Number, Including Area Code)
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Former Name or Former Address, if Changed Since Last Report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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Pursuant to a Contract for the Sale of Goods (the
"Agreement") effective August 10, 2000, Auxer Telecom, Inc.
a wholly owned subsidiary of The Auxer Group, Inc., a Delaware corporation (the "Company"), purchased two Magellan Switches and accessories described as: CDR Format DBF; Fraud Detection; Software Version 4.333; Two (2) M4000 LNX Driven NT based platforms, 64 ports each; redundant CPU's and power supplies (the "Equipment") from Chasin of Long Beach, Inc. d/b/a Colbie Pacific Capital ("Colbin") (the
"Acquisition"). The total purchase price paid for the equipment by the Company was $568,000 payable as follows:
$10,000 upon the execution of the Agreement and commencing October 1, 2000 and continuing on the 1st day of each successive month thereafter, the Company shall pay additional monthly installments of $10,000 for a series of ten (10) payments. On August 1, 2000, the Company shall pay the Seller the sum of $458,000.
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The Agreement was executed by the Company on August 25,
2000. The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Colbin on
August 25, 2000.
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ITEM 7. FINANCIAL STATEMENTS
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No Financial Statements are filed herewith.  The Registrant shall file the required financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K is filed.
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Index to Exhibits
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2.1     Contract for the Sale of Goods.
99      Press Release
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                      SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
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                            The Auxer Group, Inc.,
                            a Delaware corporation
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                            By:/s/ Euguen Chiaramonte, Jr.
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                                   Eugene Chiaramonte, Jr.
                                   President
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DATED: September 7, 2000
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